CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Invesco Actively Managed Exchange-Traded Fund Trust of our report dated December 26, 2018, relating to the financial statements and financial highlights, which appears in each of the Fund’s (as listed in Appendix A) Annual Report on Form N-CSR for the year or period ended October 31, 2018. We also consent to the references to us under the headings “Fund Service Providers”, “Financial Highlights”, “Statement of Additional Information” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 27, 2019

Appendix A

Fund Name	Predecessor Fund
Invesco Active U.S. Real Estate ETF	-

Invesco S&P 500® Downside Hedged ETF	-

Invesco Ultra Short Duration ETF	Guggenheim Ultra Short Duration ETF

Invesco Variable Rate Investment Grade ETF	-

Invesco Balanced Multi-Asset Allocation ETF	-

Invesco Conservative Multi-Asset Allocation ETF	-

Invesco Growth Multi-Asset Allocation ETF	-

Invesco Moderately Conservative Multi-Asset Allocation ETF	-